Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:	Vincent A. Paccapaniccia
Chief Financial Officer
(215) 569-9900
FOR IMMEDIATE RELEASE

May 20, 2014

CSS INDUSTRIES, INC. REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED MARCH 31, 2014

CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the quarter and year ended March 31, 2014. As previously announced, the Company divested the Halloween portion of its Paper Magic Group, Inc. business during fiscal 2013. Due to the divestiture, Halloween sales for the fiscal year ended March 31, 2013 of approximately $30,914,000 were reduced to $1,366,000 in fiscal 2014.

Sales for the fourth quarter of fiscal 2014 increased 1.8% to $54,560,000 from $53,621,000 in the fourth quarter of fiscal 2013. Excluding $1,569,000 of Halloween sales in the fourth quarter of the prior year, net sales increased 4.8%, primarily due to higher sales of All Occasion stationery products. Loss from continuing operations before income taxes for the fourth quarter of fiscal 2014 was $(2,085,000), compared to $(5,308,000) in the fourth quarter of fiscal 2013. Loss from continuing operations for the fourth quarter of fiscal 2014 was $(1,603,000), or $(0.17) per diluted share, versus $(1,985,000), or $(0.21) per diluted share, in the fourth quarter of the prior fiscal year. Net loss for the fourth quarter of fiscal 2014 was $(1,529,000), or $(0.16) per diluted share, versus $(2,401,000), or $(0.25) per diluted share, in the fourth quarter of fiscal 2013.

Sales for full year fiscal 2014 decreased 12.0% to $320,459,000 from $364,193,000 in full year fiscal 2013. Approximately $29,548,000 of the lower sales level is due to the divestiture of the Halloween business in the second quarter of fiscal 2013, with the balance primarily due to lower sales of Christmas products and All Occasion products. Income from continuing operations before income taxes for the full year fiscal 2014 was $27,700,000, compared to $22,637,000 in the prior year. Results for full year fiscal 2013 include a pretax loss of $4,363,000 relating to the Halloween business. This loss was comprised of $2,701,000 of income from Halloween operations offset by $7,064,000 of charges incurred as a result of the divestiture. Income from continuing operations for the full year fiscal 2014 was $18,564,000, or $1.97 per diluted share, versus $15,588,000, or $1.63 per diluted share, in the prior year. Net income for full year fiscal 2014 was $18,769,000, or $1.99 per diluted share, versus $15,227,000, or $1.59 per diluted share, in the prior fiscal year. The Company's seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters. Results for full year fiscal 2014 and 2013 include income from Halloween operations and charges incurred as a result of the divestiture as detailed in the charts below.

Full Year Fiscal 2014		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$27,700,000	$(52,000)	$—	$27,752,000
Income tax expense	9,136,000	(18,000)	—	9,154,000
Income from continuing operations	18,564,000	(34,000)	—	18,598,000
Diluted net income per common share-continuing operations	$1.97	$—	$—	$1.97

Full Year Fiscal 2013		Halloween Impact		Non-GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$22,637,000	$2,701,000	$(7,064,000)	$27,000,000
Income tax expense	7,049,000	933,000	(1,636,000)	7,752,000
Income from continuing operations	15,588,000	1,768,000	(5,428,000)	19,248,000
Diluted net income per common share-continuing operations	$1.63	$0.18	$(0.57)	$2.01

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2013 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months and twelve months ended March 31, 2014 and 2013 and condensed consolidated balance sheets as of March 31, 2014 and March 31, 2013 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Sales	$54,560	$53,621	$320,459	$364,193

Costs and expenses
Cost of sales	38,856	40,172	217,303	255,102
Selling, general and administrative expenses	17,660	18,685	75,204	80,619
Disposition of product line, net	—	—	—	5,798
Interest expense (income), net	39	17	191	(51)
Other expense, net	90	55	61	88
	56,645	58,929	292,759	341,556

(Loss) income from continuing operations before income taxes	(2,085)	(5,308)	27,700	22,637

Income tax (benefit) expense	(482)	(3,323)	9,136	7,049

(Loss) income from continuing operations	(1,603)	(1,985)	18,564	15,588

Income (loss) from discontinued operations, net of tax	74	(416)	205	(361)

Net (loss) income	$(1,529)	$(2,401)	$18,769	$15,227

Net (loss) income per common share
Basic:
Continuing operations	$(0.17)	$(0.21)	$1.98	$1.63
Discontinued operations	$0.01	$(0.04)	$0.02	$(0.04)
Total	$(0.16)	$(0.25)	$2.00	$1.59

Diluted:
Continuing operations	$(0.17)	$(0.21)	$1.97	$1.63
Discontinued operations	$0.01	$(0.04)	$0.02	$(0.04)
Total	$(0.16)	$(0.25)	$1.99	$1.59

Weighted average shares outstanding
Basic	9,294	9,467	9,389	9,562
Diluted	9,294	9,467	9,436	9,568

Cash dividends per share of common stock	$0.15	$0.15	$0.60	$0.60

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$68,200	$87,108
Short-term investments	29,862	—
Accounts receivable, net	44,243	43,133
Inventories	59,252	62,598
Deferred income taxes	4,414	4,520
Other current assets	13,472	13,073
Current assets of discontinued operations	1	2

Total current assets	219,444	210,434

PROPERTY, PLANT AND EQUIPMENT, NET	27,063	27,956

DEFERRED INCOME TAXES	1,965	3,974

OTHER ASSETS
Goodwill	14,522	14,522
Intangible assets, net	26,309	28,004
Other	4,232	4,290

Total other assets	45,063	46,816

Total assets	$293,535	$289,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued customer programs	$4,820	$4,015
Other current liabilities	26,582	30,718
Current liabilities of discontinued operations	233	644

Total current liabilities	31,635	35,377

LONG-TERM OBLIGATIONS	4,684	4,825

STOCKHOLDERS’ EQUITY	257,216	248,978

Total liabilities and stockholders’ equity	$293,535	$289,180

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

The following is a reconciliation and computation of income from continuing operations before income taxes, income tax expense, income from continuing operations and diluted income per share from continuing operations to exclude income from Halloween operations and charges incurred as a result of the divestiture of the Halloween portion of the Paper Magic Group, Inc. business:

	Twelve Months Ended March 31, 2014
	Income from Continuing Operations Before Income Taxes	Income Tax Expense	Income from Continuing Operations	Diluted Income Per Share, Continuing Operations

As Reported	$27,700	$9,136	$18,564	$1.97
Included in operating results	52	18	34	—
Non-GAAP Measurement	$27,752	$9,154	$18,598	$1.97

	Twelve Months Ended March 31, 2013
	Income from Continuing Operations Before Income Taxes	Income Tax Expense	Income from Continuing Operations	Diluted Income Per Share, Continuing Operations

As Reported	$22,637	$7,049	$15,588	$1.63
Included in operating results	(2,701)	(933)	(1,768)	(0.18)
Charges included in cost of sales	1,266	458	808	0.08
Charges included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	$27,000	$7,752	$19,248	$2.01

Management believes that presentation of results of operations adjusted for the affects of the disposition of the Halloween product line provides useful information to investors with respect to the Company’s operating results for the twelve months ended March 31, 2014 and March 31, 2013 because it enhances comparability between the reporting periods.